As filed with the Securities and Exchange Commission on October 19, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
AND POST-EFFECTIVE AMENDMENT UNDER
THE SECURITIES ACT OF 1933

Nastech Pharmaceutical Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	11-2658569
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3830 Monte Villa Parkway Bothell, Washington 98021 (425) 908-3600	Steven C. Quay, M.D., Ph.D. Chairman of the Board, President and Chief Executive Officer Nastech Pharmaceutical Company Inc. 3830 Monte Villa Parkway Bothell, Washington 98021 (425) 908-3600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Blake Hornick, Esq.
Pryor Cashman Sherman & Flynn LLP
410 Park Avenue
New York, New York 10022
(212) 326-0133
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate	Registration
Securities to be Registered	Registered(1)	Security(1)	Offering Price(1)	Fee(1)

Common Stock ($0.006 par value)(2)	—	—	$125,000,000(3)	$13,375(4)

(1)	In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies. Estimated solely for the purposes of calculating the registration fee and exclusive of accrued interest, if any.

(2)	There are being registered an indeterminate number of shares of common stock as may, from time to time, be issued by Nastech Pharmaceutical Company Inc. at indeterminate prices. Shares of common stock may be issued from time to time in one or more classes or series.

(3)	The aggregate maximum public offering price of all offered securities issued pursuant to this registration statement will not exceed $125,000,000. Pursuant to Rule 429(b) under the Securities Act of 1933, as amended, the $125,000,000 of common stock being registered hereunder includes $10,136,354.40 of securities previously registered pursuant to a registration statement on Form S-3 (No. 333-111324) filed by the registrant and declared effective on January 14, 2004. Accordingly, this registration statement also constitutes post-effective amendment no. 1 to such earlier registration statement, and the prospectus contained herein covers a total initial combined maximum aggregate offering of $125,000,000 of the registrant’s securities.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $107.00 per $1,000,000 of securities registered, pursuant to which a registration fee of $12,290.41 is being paid with respect to $114,863,645.60 of the registrant’s securities. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, a registration fee of $2,427 was previously paid on December 18, 2003 in connection with the filing of a registration statement on Form S-3 (No. 333-111324), of which $1,084.59 is attributable to the $10,136,354.40 of securities being carried forward and is applied to offset the current filing fee.
     Pursuant to Rule 429 under the Securities Act of 1933, as amended, this registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to registration statement no. 333-111324, and such post-effective amendment shall become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act of 1933, as amended. The prospectus included in this registration statement is a combined prospectus and also relates to registration statement no. 333-111324 previously filed by the registrant on Form S-3 and declared effective on January 14, 2004.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
      This Registration Statement relates to securities being registered pursuant to Rule 415 of the Securities Act of 1933, as amended, which may be offered from time to time on a delayed or continuous basis by Nastech Pharmaceutical Company Inc., a Delaware corporation. The prospectus included in this registration statement is a combined prospectus and pursuant to Rule 429 of the Securities Act of 1933, as amended, this prospectus also covers an aggregate of $10,136,354.40 principal amount of the securities being registered under this registration statement that were previously registered on Form S-3 (File No. 333-111324) filed with the Securities and Exchange Commission and declared effective on January 14, 2004.
      This registration statement contains a form of basic prospectus relating to Nastech Pharmaceutical Company Inc. which will be used in connection with an offering of securities by Nastech Pharmaceutical Company Inc. The specific terms of the securities to be offered will be set forth in a prospectus supplement relating to such securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS, SUBJECT TO COMPLETION, DATED                     , 2006
Nastech Pharmaceutical Company Inc.
$125,000,000
of
Common Stock
        We may, from time to time, offer and sell shares of our common stock, par value $0.006 per share.
      The initial offering price for any shares of our common stock will not exceed $125,000,000. Pursuant to Rule 429 under the Securities Act of 1933, as amended, $10,136,354.40 of such securities are covered by the registration statement on Form S-3 (File No. 333-111324), of which this combined prospectus is a part. We will describe the terms of any such offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. Such prospectus supplement will contain the following information about our common stock:

•	title and amount;

•	offering price, underwriting discounts and commissions and our net proceeds;

•	any market listing and trading symbol;

•	names of lead or managing underwriters and description of underwriting arrangements; and

•	the specific terms of the offered shares.
      Our shares of common stock trade on the Nasdaq Global Market under the symbol “NSTK.” On                     , 2006, the last sale price of the shares as reported on the Nasdaq Global Market was $           per share.

       You should carefully read and consider the risk factors disclosed under Item 1A beginning on page 25 in our Annual Report on Form 10-K for the year ended December 31, 2005, as supplemented by our disclosures under Item 1A beginning on page 29 in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, for risks relating to investments in our securities.

Our mailing address and telephone number are:
3830 Monte Villa Parkway
Bothell, Washington 98021
(425) 908-3600

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006

      You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than our shares of common stock described in this prospectus or an offer to sell or the solicitation to buy such common stock in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any shares of common stock registered hereunder.
      This document includes product names, trade names and trademarks of other companies. All such product names and trademarks appearing in this document are the property of their respective holders.

      Unless the context otherwise requires, all references in this prospectus to “Nastech,” “Company,” “registrant,” “we,” “us” or “our” include Nastech Pharmaceutical Company Inc., a Delaware corporation, and any subsidiaries or other entities controlled by us. All references in this prospectus to “common stock” refer to our common stock, par value $0.006 per share.
ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf registration statement, we may, from time to time, sell common stock in one or more offerings for total gross proceeds of up to $125,000,000. This prospectus provides you with a general description of the shares of common stock we may offer.
      If required, each time we sell our common stock, we will provide a prospectus supplement that will contain specific information about the terms of the shares being offered. The prospectus supplement may add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered shares. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. Before making an investment decision, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
      Some of the statements in this prospectus and in documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.
      Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.
      The following factors, among others, could cause our or our industry’s future results to differ materially from historical results or those anticipated:

•	our ability to obtain additional funding;

•	our efforts to establish and maintain collaboration partnerships for the development of PTH(1-34) intranasal spray, PYY intranasal spray, generic calcitonin-salmon intranasal spray, morphine gluconate intranasal spray, insulin, RNA interference or other programs;

•	the success or failure of our research and development programs or the programs of our partners;

•	the advantages and disadvantages of pharmaceuticals delivered intranasally;

•	the need for improved and alternative drug delivery methods;

•	our efforts to collaborate with other pharmaceutical and biotechnology companies that have products under development;

•	our ability to successfully complete product research and development, including pre-clinical and clinical trials and commercialization;

•	our ability to obtain governmental approvals, including product and patent approvals;

•	our ability to successfully manufacture the products of our research and development programs and our marketed products to meet current good manufacturing practices and to manufacture these products at a financially acceptable cost;

•	our ability to attract and retain our key officers and employees and manufacturing, sales, distribution and marketing partners;

•	costs associated with any product liability claims, patent prosecution, patent infringement lawsuits and other lawsuits;

•	our ability to develop and commercialize our products before our competitors; and

•	the projected size of the drug delivery market.
      We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events.
      These factors and the risk factors disclosed under Item 1A beginning on page 25 of our Annual Report on Form 10-K for the year ended December 31, 2005, as supplemented by our disclosures under Item 1A beginning on page 29 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, are all of the important factors of which we are currently aware that could cause actual results, performance or achievements to differ materially from those expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.
INFORMATION ABOUT THE COMPANY
Overview
      We are a pharmaceutical company focusing on the development and commercialization of innovative therapeutic products based on our proprietary molecular biology-based drug delivery technology for delivering both large and small molecule drugs across mucosal barriers, initially the nasal mucosa, and small interfering RNA (“siRNA”) therapeutics. Using our intranasal technology, we create or utilize novel formulation components or excipients that can reversibly open “tight junctions” between cells in various tissues and thereby allow therapeutic drugs to reach the blood stream. Tight junctions are cell-to-cell connections in various tissues of the body, including the epithelial layer of the intranasal mucosa, the gastrointestinal tract, and the blood brain barrier. They function to provide barrier integrity and to regulate the transport and passage of molecules across these natural boundaries.
      We believe our intranasal drug delivery technology could potentially offer advantages over injectable routes for the administration of large molecules such as peptides and proteins. These advantages may include improved safety and clinical efficacy and increased patient compliance due to the elimination of injection site pain and avoidance of injection site irritation. In addition, we believe our intranasal drug delivery technology can potentially offer advantages over oral administration by providing for faster absorption into the bloodstream, reduced side effects and improved effectiveness by avoiding problems relating to gastrointestinal and liver metabolism. Although some of our product candidates use our expertise outside this area, this technology is the foundation of our intranasal drug delivery platform and we are using it to develop commercial products with collaboration partners or, in select cases, we internally develop, manufacture and commercialize our products.
      Our RNAi therapeutic programs are targeted at both developing and delivering novel therapeutics using siRNA to down-regulate the expression of certain disease causing proteins that are expressed in inflammation, viral respiratory infections and other diseases.
Business Strategy
      Our goal is to become a leader in both the development and commercialization of innovative, intranasal drug delivery products and technologies and in therapeutic RNAi. Key elements of our strategy include:

•	Applying Our Tight Junction Technology and Other Drug Delivery Methods to Product Candidates. We will focus our research and development efforts on product candidates, including peptides, large molecules, small molecules and therapeutic siRNA, where our proprietary technologies utilizing tight junctions may offer clinical advantages such as improved safety and clinical efficacy or increased patient compliance due to elimination of injection site pain and avoidance of injection site irritation. We will also continue to search for applications of our tight junction technology to improve other forms of drug delivery, including oral, pulmonary and intravenous delivery.

•	Pursuing Collaborations with Pharmaceutical and Biotechnology Companies. We will continue to try to establish strategic collaborations with pharmaceutical and biotechnology companies. Typically, we collaborate with partners to commercialize our product candidates by utilizing their research and development, regulatory compliance, marketing and distribution capabilities. We may also assist our collaboration partners in developing more effective drug delivery methods for their product candidates that have already completed early stage clinical trials, or are even currently marketed. We intend to structure our collaborative arrangements to receive research and development funding and milestone payments during the development phase, revenue from manufacturing upon commercialization and patent-based royalties on future sales of products.

•	Strategically Developing and Commercializing Product Candidates on Our Own. In select cases where we deem it to be strategically advantageous to us, we plan to internally develop, manufacture and distribute our products.

•	Utilizing Our Manufacturing Expertise and Capabilities. We have invested substantial time, money and intellectual capital in developing our manufacturing facilities and know-how which we believe would be difficult for our competitors to replicate easily. These capabilities give us competitive advantages including the ability to prepare the chemistry, manufacturing and controls section of the new drug application (the “NDA”) filing with the U.S. Food and Drug Administration (the “FDA”) and maintain a high-level of quality control in manufacturing product candidates for clinical trials and FDA-approved products for commercialization. We believe our manufacturing capabilities will meet our projected capacity needs for the foreseeable future.
      We are engaged in a variety of research, preclinical and clinical development activities to identify and develop viable product candidates in therapeutic areas including osteoporosis, obesity, pain, antivirals, inflammation and metabolic diseases. We and our collaboration partners have been developing a diverse portfolio of clinical-stage product candidates for multiple therapeutic areas utilizing our molecular biology-based drug delivery technology. In addition, we have been expanding our RNAi research and development efforts, especially in the pre-clinical area, and have been acquiring and developing an RNAi IP estate and expanding our RNAi pipeline in multiple therapeutic areas. As of September 30, 2006, we had 29 patents issued and 281 patent applications filed to protect our proprietary technologies.

Employees
      We had 180 full-time employees at September 30, 2006, 151 of whom are engaged in research and development, and the others are engaged in administration and support functions. None of our employees is covered by a collective bargaining agreement.
Liability and Indemnification of Directors and Officers
      Our Restated Certificate of Incorporation currently provides that the Board of Directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law, and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. The Restated Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our Board of Directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Restated Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.
      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation provides for such limitation of liability.
      We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.
      Insofar as indemnification for liabilities arising under the Securities Act is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the Securities and Exchange Commission is of the opinion that such indemnification may contravene federal public policy, as expressed in said Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the Commission is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Corporate Information
      We were incorporated in Delaware on September 23, 1983. Our principal executive offices are located at 3830 Monte Villa Parkway, Bothell, Washington 98021, and our telephone number there is (425) 908-3600. We have an internet web address at http://www.nastech.com. The information available on or through our website is not a part of this prospectus or any prospectus supplement.
USE OF PROCEEDS
      Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our shares of common stock offered by this prospectus for general corporate purposes, including without limitation the funding of our clinical research and development programs, the clinical development of our product candidates, capital expenditures and working capital needs.
PLAN OF DISTRIBUTION
      We may sell the common stock registered under this prospectus:

•	through underwriting syndicates represented by one or more managing underwriters;

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.
      We may, from time to time, authorize underwriters acting as our agents to offer and sell the shares of our common stock upon the terms and conditions as are set forth in the applicable prospectus supplement. We will describe the name or names of any underwriters and the purchase price of the common stock in a prospectus supplement relating to the common stock. Any underwritten offering may be on a best efforts or a firm commitment basis. The obligations, if any, of the underwriter to purchase any common stock will be subject to certain conditions.
      If a dealer is used in an offering of our common stock, we may sell the securities to the dealer as principal. We will describe the name or names of any dealers and the purchase price of the common stock in a prospectus supplement relating to the common stock. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of sale. Any public offering price and any discounts or concessions allowed, re-allowed, or paid to dealers may be changed from time to time and will be described in a prospectus supplement relating to the shares of common stock.
      We, or any underwriter, dealer or agent, may distribute the common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
      Any of these prices may represent a discount from the prevailing market prices.
      To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time. We will describe any of these activities in the prospectus supplement.
      We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase our common stock at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the common stock under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement. We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our common stock under delayed delivery contracts will be entitled to receive.
      In connection with the sale of the common stock and as further set forth in an applicable prospectus supplement, underwriters may receive compensation from us or from purchasers of our common stock for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our common stock to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our common stock may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of our common stock they realize, may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.
      Our common stock is currently listed on the Nasdaq Global Market. We will apply to the Nasdaq Global Market to list any additional shares of common stock that we offer and sell pursuant to a prospectus supplement. To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. It is possible that one or more underwriters may make a market in our common stock, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of our common stock that may be sold pursuant to this prospectus.
      Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of our common stock against certain liabilities, including liabilities under the Securities Act.
      Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, and perform services for us and our subsidiaries from time to time in the ordinary course of business. Any such relationships will be disclosed in an applicable prospectus supplement.
      If indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase common stock from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the common stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these contracts.
DESCRIPTION OF OUR COMMON STOCK
      Set forth below is a description of our common stock. The following description of our common stock is a summary and is subject to and qualified by the applicable provisions of our certificate of incorporation, our amended and restated bylaws and the relevant provisions of the laws of the State of Delaware. The particular terms of any offering of our common stock will be described in a prospectus supplement relating to such offering. The prospectus supplement may provide that our common stock will be issuable upon the conversion of debt securities or the exercise of warrants to purchase our common stock.
General
      We are currently authorized to issue up to 50,000,000 shares of common stock. As of September 30, 2006, 21,968,342 shares of Common Stock were issued and outstanding, 3,513,419 unissued shares of Common Stock were reserved for future issuance under our equity compensation plans, and 708,957 unissued shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants, leaving approximately 23,809,282 shares of Common Stock unissued and unreserved.
      All shares of common stock issued will be duly authorized, fully paid and non-assessable. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of our common stock. Under Delaware law, stockholders generally are not liable for our debts or obligations. Our certificate of incorporation does not authorize cumulative voting for the election of directors. Subject to the rights of the holders of any class of our capital stock having any preference or priority over our common stock, the holders of shares of our common stock are entitled to receive dividends that are declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in our net assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. Our common stock has no preemptive rights, conversion rights, redemption rights or sinking fund provisions, and there are no dividends in arrears or default. All shares of our common stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights.
      Our common stock currently is trading on the Nasdaq Global Market. We will apply to the Nasdaq Global Market to list any additional shares of common stock that we offer and sell pursuant to a prospectus supplement.
Stockholder Rights Plan
      On February 22, 2000, our board of directors adopted a stockholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of common stock. Each right entitles the holder, once the right becomes exercisable, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share. We issued these rights on March 17, 2000 to each stockholder of record on such date, and these rights attach to shares of common stock subsequently issued. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors and could, therefore, have the effect of delaying or preventing someone from taking control of us, even if a change of control were in the best interest of our stockholders.
      Holders of our preferred share purchase rights are generally entitled to purchase from us one one-thousandth of a share of Series A preferred stock at a price of $50.00, subject to adjustment as provided in the Stockholder Rights Agreement. These preferred share purchase rights will generally be exercisable only if a person or group becomes the beneficial owner of 15 percent or more of our outstanding common stock or announces a tender offer for 15 percent or more of our outstanding common stock. Each holder of a preferred share purchase right, excluding an acquiring entity or any of its affiliates, will have the right to receive, upon exercise, shares of our common stock, or shares of stock of the acquiring entity, having a market value equal to two times the purchase price paid for one one-thousandth of a share of Series A preferred stock. The preferred share purchase rights expire on March 17, 2010, unless we extend the expiration date or in certain limited circumstances, we redeem or exchange such rights prior to such date.
Transfer Agent
      American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.
LEGAL MATTERS
      The validity of the shares of our common stock offered by this prospectus is being passed upon for us by Pryor Cashman Sherman & Flynn LLP, New York, New York.
EXPERTS
      Our consolidated financial statements as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, appearing in our Annual Report (Form 10-K), have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy any documents filed by us at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room of the Securities and Exchange Commission by calling the Securities and Exchange Commission at 1-800-SEC-0330. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s web site is: http://www.sec.gov. In addition, our common stock is listed on the Nasdaq Global Market under the symbol “NSTK”, and similar information concerning us can be inspected and copied at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. In addition, copies of our annual, quarterly, and current reports may be obtained from our website at http://www.nastech.com. The information available on or through our website is not a part of this prospectus or any prospectus supplement.
      We have filed with the Securities and Exchange Commission a registration statement on Form S-3 (of which this prospectus is a part) under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission, or from its web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      In this document, we “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus until the offering is completed.
      (1) Our Annual Report on Form 10-K (File No. 000-13789) for the fiscal year ended December 31, 2005;
      (2) Our Quarterly Reports on Form 10-Q (File No. 000-13798) for the fiscal quarters ended March 31, 2006 and June 30, 2006;
      (3) Our Current Reports on Form 8-K (File No. 000-13789) dated January 1, 2006 reporting certain events under Items 1.01, 5.02 and 9.01, dated January 27, 2006 reporting certain events under Items 1.01 and 9.01, dated January 30, 2006 reporting certain events under Items 1.01 and 9.01, dated February 23, 2006 reporting certain events under Items 8.01 and 9.01, dated March 1, 2006 reporting certain events under Items 1.02 and 9.01; dated March 1, 2006 reporting certain events under Items 1.01 and 9.01; dated June 2, 2006 reporting certain events under Items 1.01 and 9.01; dated June 23, 2006 reporting certain events under Items 1.01 and 9.01; dated July 10, 2006 reporting certain events under Items 8.01 and 9.01; dated July 14, 2006 reporting certain events under Items 1.01 and 9.01; dated August 17, 2006 reporting certain events under Items 1.01 and 9.01; and dated September 15, 2006 reporting certain events under Items 1.01 and 9.01; and Our Amendments to Current Reports on Form 8-K/ A (File No. 000-13789) dated October 17, 2005 and filed with the Commission on July 26, 2006 reporting certain events under Item 9.01 and dated March 1, 2006 and filed with the Commission on July 26, 2006 reporting certain events under Item 9.01;
      (4) Our Definitive Proxy Statement relating to the Annual Meeting of Stockholders held on June 13, 2006; and
      (5) The description of our Common Stock and the description of certain provisions of Delaware Law contained in:

(i) Our Registration Statement on Form 8-A dated August 12, 1985;

(ii) Our Restated Certificate of Incorporation dated July 20, 2005 and filed as Exhibit 3.1 to our Current Report on Form 8-K dated July 20, 2005;

(iii) Our Amended and Restated Bylaws dated August 11, 2004 and filed as Exhibit 3.10 to our Registration Statement on Form S-3 (File No. 333-119429); and any amendments or reports filed for the purpose of updating such description.
      We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or calling us at the following address or telephone number:

Nastech Pharmaceutical Company Inc.
3830 Monte Villa Parkway
Bothell, Washington 98021
Attention: Chief Financial Officer
(425) 908-3600

          You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

Nastech Pharmaceutical Company Inc.
$125,000,000
Of
Common Stock
                    , 2006

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution
      The following sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. We have estimated all amounts except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$13,375	(1)
NASD Fee	0
Printing and duplicating expenses	125,000
Legal fees and expenses (other than Blue Sky)	500,000
Accounting fees and expenses	75,000
Blue sky fees and expenses (including fees of counsel)	0
Miscellaneous	5,000

Total	$718,375

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $107.00 per $1,000,000 of securities registered, pursuant to which a registration fee of $12,290.41 is being paid with respect to $114,863,645.60 of the registrant’s securities. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, a registration fee of $2,427 was previously paid on December 18, 2003 in connection with the filing of a registration statement on Form S-3 (No. 333-111324), of which $1,084.59 is attributable to the $10,136,354.40 of securities being carried forward and is applied to offset the current filing fee.

Item 15.	Indemnification of Directors and Officers
      Our Restated Certificate of Incorporation currently provides that the Board of Directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law, and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. The Restated Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our Board of Directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Restated Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.
      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation provides for such limitation of liability.
      We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.
      Insofar as indemnification for liabilities arising under the Securities Act, is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the Securities and Exchange Commission is of the opinion that such indemnification may contravene federal public policy, as expressed in said Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the Commission is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 16.	Exhibits

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.(1)
3.1	Restated Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated July 20, 2005 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated July 20, 2005, and incorporated herein by reference).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-3, File No. 333-119429, and incorporated herein by reference).

4.2	Rights Agreement, dated February 22, 2000, between the Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 1 to our Current Report on Form 8-K dated February 22, 2000 and incorporated herein by reference).

4.3	Securities Purchase Agreement dated as of June 25, 2004 (filed as Exhibit 99.2 to our Current Report on Form 8-K dated June 25, 2004 and incorporated herein by reference).

5.1	Opinion of Pryor Cashman Sherman & Flynn LLP.(2)
23.1	Consent of KPMG LLP, independent registered public accounting firm.(2)
23.2	Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1).(2)
24.1	Power of Attorney (included on the signature page).(2)

(1)	To be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder.

(2)	Filed herewith.

Item 17.	Undertakings
      (a) The undersigned registrant, hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 19th day of October, 2006.

NASTECH PHARMACEUTICAL COMPANY INC.

By:	/s/ Steven C. Quay

Steven C. Quay, M.D., Ph.D.
Chairman of the Board, President and
Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints STEVEN C. QUAY, M.D., PH.D., PHILIP C. RANKER and BRUCE R. YORK, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven C. Quay, Steven C. Quay, M.D., Ph.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 19, 2006

/s/ Philip C. Ranker Philip C. Ranker	Chief Financial Officer and Secretary (Principal Financial Officer)	October 19, 2006

/s/ Bruce R. York Bruce R. York	Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)	October 19, 2006

/s/ Susan B. Bayh Susan B. Bayh	Director	October 19, 2006

/s/ J. Carter Beese, J. Carter Beese, Jr.	Director	October 19, 2006

/s/ Dr. Alexander D. Cross Dr. Alexander D. Cross	Director	October 19, 2006

Signature	Title	Date

/s/ Dr. Ian R. Ferrier Dr. Ian R. Ferrier	Director	October 19, 2006

/s/ Myron Z. Holubiak Myron Z. Holubiak	Director	October 19, 2006

/s/ Leslie D. Michelson Leslie D. Michelson	Director	October 19, 2006

/s/ John V. Pollock John V. Pollock	Director	October 19, 2006

/s/ Gerald T. Stanewick Gerald T. Stanewick	Director	October 19, 2006

/s/ Bruce R. Thaw Bruce R. Thaw	Director	October 19, 2006

/s/ Devin N. Wenig Devin N. Wenig	Director	October 19, 2006

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.(1)
3.1	Restated Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated July 20, 2005 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated July 20, 2005, and incorporated herein by reference).
4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-3, File No. 333-119429, and incorporated herein by reference).
4.2	Rights Agreement, dated February 22, 2000, between the Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 1 to our Current Report on Form 8-K dated February 22, 2000 and incorporated herein by reference).
4.3	Securities Purchase Agreement dated as of June 25, 2004 (filed as Exhibit 99.2 to our Current Report on Form 8-K dated June 25, 2004 and incorporated herein by reference).
5.1	Opinion of Pryor Cashman Sherman & Flynn LLP.(2)
23.1	Consent of KPMG LLP, independent registered public accounting firm.(2)
23.2	Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1).(2)
24.1	Power of Attorney (included on the signature page).(2)

(1)	To be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder.

(2)	Filed herewith.